UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 28, 2012

STEELE RESOURCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53474	75-3232682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3081 Alhambra Drive, Suite 208 Cameron Park, California	95682
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 672-6225

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Steele Resources, Inc. (“SRI”), a wholly-owned subsidiary of Steele Resources Corporation (“SRC”) and Little Gem Life Sciences Capital Management LLC, a Delaware limited liability company which is owned and controlled by Jeffrey Benison (“Little Gem”), entered into a definitive Agreement (the Agreement”) effective as of June 28, 2012 for the transfer of all rights, title and interests existing under the Purchase Agreement, dated April 20, 2012 (the “Purchase Agreement”), of an advanced stage epithermal silver-gold quartz vein deposit in the Steeple Rock Mining District of New Mexico (the “Billali Gold and Silver Mine”) entered into between Billali Mine LLC as seller and Steele Resources Inc. as purchaser.

Under the terms of the Agreement, Little Gem assumed all obligations of SRI under the Purchase Agreement including agreeing to pay to Billali Gold Mine LLC, the seller under the Purchase Agreement, the second installment of $500,000 on or before July 3, 2012; and, Little Gem agreed to provide additional capital, in such amounts and upon such terms as Little Gem may in its sole discretion determine, for the development of the Billali Gold and Silver Mine pursuant to a mine development contract with White Pine Mining LLC.   SRC will retain a twenty percent (20%) economic interest in the Billali Gold and Silver Mine. The aforementioned 20% economic interest in the Billali Gold and Silver Mine will vest in SRC as a joint venture “qualified carried interest” in the net operating profits, if any, of Little Gem’s ownership and development of the Billali Gold and Silver Mine with distributions to occur over time in a manner, and with such reserves, as Little Gem in its sole discretion may determine suitable, appropriate and fair according to circumstances then prevailing. SRC’s economic interest will be “burdened” whereby SRC will be assessed  it’s pro rata share of mining development costs and expenses over time. On July 3, 2012 Little Gem paid the $500,000 second installment required under the Purchase Agreement and became the owner of the Billali Gold and Silver Mine.

Item 2.01 Completion of Disposition of Assets

Pursuant to an Agreement dated June 28, 2012 SRI transferred its rights, title and interest in the Billali Gold and Silver Mine to Little Gem Life Sciences Capital Management LLC and SRC retained a 20% economic interest in the future development of the Billali Gold and Silver Mine.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On June 14, 2012, SRC was notified that one of its Directors, Mrs. Pauline Schneider, had passed away. The Board of Directors and the management and personnel of SRC acknowledge the contributions and efforts of Mrs. Schneider to Steele Resources Corporation.

On June 18, 2012, the Board of Directors of SRC, appointed Mr. David Bridgeford as a Director, filling the vacant position created by the passing of Mrs. Schneider. Mr. Bridgeford, age 59, is currently the Chief Financial Officer and Secretary of SRC and possesses the experience and skills required for the Director’s position.

On June 28, 2012, Mr. Arthur Scott Dockter tendered his resignation as a Director on SRC’s Board of Directors. The current SRC Board consists of Peter Kristensen, Mark Livingston, David McClelland and David Bridgeford.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2012	STEELE RESOURCES CORPORATION

By: /s/ David E. Bridgeford
David E. Bridgeford Chief Financial Officer

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